WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  FINANCIAL DATA SCHEDULE


                 Name of Fund :  Prudential Variable Contract Account-10

                  Series Name :  Prudential Variable Contract Account-10




                   CIK Number :  0000080946

      REPORTING PERIOD
               FISCAL YEAR-END (Must have 3 blank spaces in DEC-31-1999 PERIOD START (Must have 3 blank spaces in fro JAN-01-1999 PERIOD END (Must have 3 blank spaces in front DEC-31-1999
               TYPE OF PERIOD (6-MOS or YEAR)                  YEAR

       STATEMENT OF ASSETS AND LIABILITIES
        Assets                                              .
      Investment
               At Value                         435,226,581
               At Cost            401,292,889
      Receivable                                  6,233,024
      Other Assets
               Total Assets                     441,459,605

        Liabilities
      Payable for Securities Purchased           (7,228,655)
      Senior - Long term Debt                             0
      Other Liabilities                            (371,470)
               Total Liabilities                 (7,600,125)

               Net Assets                       433,859,480

        Capital
      Par Value                                 432,044,474
      Paid in Capital                             1,815,006
      Accumulated Net Investment Income                   0
      Over Distribution                                   0
      Accumulated Net Gains (Losses)                      0
      Over Distribution Gains (Losses)                    0
      Appreciation or (Depreciation)                      0
               Net Assets                       433,859,480

      Shares Outstanding - Current               63,329,581
      Shares Outstanding - Prior                 85,213,598





        STATEMENT OF OPERATIONS

      Net Investment Income
      Income
               Dividend                                           6,937,797
               Interest                                           1,660,592
               Other                                                      0
                  Total Income                                    8,598,389


      Expenses
               Management Fees (Gross)                            1,196,014
               Interest Expenses                                          0
               Other Expenses (Gross)                             3,587,214
               Less : Subsidy or waiver
                  Total Expense (net of waivers and subsidie      4,783,228

      Net Investment Income                                       3,815,161


      Realized and Unrealized Gain (Loss)
      Net realized gain (loss)                                   21,727,366
      Net change in unrealized appreciation (depreciation)      (23,170,828)
               Total                                             (1,443,462)

      Net change from Operation                                   2,371,699

        STATEMENT OF CHANGES IN NET ASSETS

      Equalization
      Dividend Income                                                     0
      Distribution of Capital Gains                                       0
      Other Distributions                                                 0
      Proceeds from shares subscribed                            55,222,658
      Cost of shares reacquired                                (171,859,394)
      Shares reinvested                                             (90,011)
               Subtotal                                        (116,726,747)


      Net Change in Net Assets                                 (114,354,873)










        PRIOR FINANCIAL INFORMATION

      Accumulated Net Investment Income                                   0
      Accumulated Net Gains (Losses)                                      0
      Overdistribution of Net Investment Income                           0
      Overdistribution of Net Gains                                       0


        FINANCIAL HIGHLIGHTS

      NAV (at the beginning of the period)             6.79
      Investment Income per share                      0.05
      Capital Appreciation (Depreciation) per          0.25
      Dividend per share                              (0.28)
      Distribution per share                           0.02
      Return of Capital per share                      0.00
      NAV (at the end of the period)                   6.83

      Average net assets (000)                            0
      Expense Ratio                                    0.79
      Average Debt Outstanding (000)                      0
      Average Debt Outstanding per Share               0.00


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